UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 10, 2009

AGY HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-150749	20-0420637
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2556 Wagener Road

Aiken, South Carolina 29801

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 434-0945

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 10, 2009, pursuant to the terms of the Sale and Purchase Agreement dated March 12, 2009, by and among AGY (Cayman), Grace Technology Investment Co., Ltd., and Grace THW Holding Limited, previously described in the Current Report on Form 8-K of AGY Holding Corp. (the “Company”) filed on March 18, 2009 (the “Purchase Agreement”), AGY (Cayman), a company incorporated in the Cayman Islands and a wholly-owned subsidiary of the Company completed its acquisition of 70% of the outstanding shares of Main Union Industrial Ltd., a company incorporated in Hong Kong and a wholly-owned subsidiary of Grace Technology Investment Co., Ltd., a company incorporated in the British Virgin Islands and a wholly-owned subsidiary of Grace THW Holding Limited. The total purchase price paid was $20 million in cash. The Company financed the consideration paid pursuant to the Purchase Agreement through an infusion of additional equity from its private equity sponsors.

A copy of the Company’s press release dated June 15, 2009, announcing the completion of the transaction is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements

The required financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

(b) Pro Forma Financial Information

The required pro forma financial information will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

(d) Exhibits

99.1	Press Release of AGY Holding Corp. dated June 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGY HOLDING CORP.

Date: June 16, 2009	By:	/s/ Wayne T. Byrne
	Name:	Wayne T. Byrne
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Title
99.1	Press Release of AGY Holding Corp. dated June 15, 2009.